Exhibit 99.2

CLEAR Announces Leadership Transition: Michael Barkin Joins as President, Jen Hsu Named CFO, and Ken Cornick to Step Down
NEW YORK, Feb. 26, 2025 (GLOBE NEWSWIRE) -- CLEAR (NYSE: YOU), the secure identity platform, today announced that Ken Cornick, Co-Founder, President, and Chief Financial Officer, is stepping down from his executive positions and will transition to an advisory role. Cornick helped bring CLEAR’s vision of a global secure identity platform to life – starting in travel and expanding into enterprises to make experiences safer and easier both physically and digitally. In 2010, CLEAR started with just 190,000 Members and today has over 30 million Members on our secure identity platform.
CLEAR has named Michael Barkin as President, effective March 31, 2025. Barkin has served on CLEAR’s Board of Directors since 2019, bringing deep knowledge of CLEAR’s business and extensive strategic, operational and financial leadership experience. He previously served as Executive Vice President and Chief Financial Officer at Vail Resorts, where he played a key role in the company’s growth. Prior to Vail Resorts, Barkin held roles in private equity at KRG Capital and Bain Capital, as well as in strategy consulting at Bain & Company.
CLEAR also announced that Jen Hsu has been named Chief Financial Officer, effective March 31, 2025. Hsu brings deep financial expertise, most recently serving as Vice President, Head of Corporate Development and Investor Relations at Chewy, where she led corporate finance and investor relations. She previously held senior finance leadership roles at JPMorgan and Goldman Sachs.
“From the beginning, Ken’s dedication to CLEAR’s mission has been vital, and I am grateful for his countless contributions over the past 15 years. It has been an amazing journey as we’ve scaled CLEAR and created a brand that stands for trust, safety and frictionless experiences. I look forward to his continued partnership as a valued advisor,” said CLEAR CEO, Caryn Seidman Becker. “I’m thrilled to welcome Michael as our new President for the next phase of growth at CLEAR. Michael has been a great board member and now having him as our President and my partner is invaluable. His strategic vision, leadership and deep experience scaling businesses globally will help CLEAR achieve our vision. Additionally, Jen’s financial leadership will be a tremendous asset as we continue to expand our platform and drive long-term growth in members, bookings, and free cash flow.”

“I am honored to join CLEAR at such an exciting time,” said Michael Barkin. “CLEAR has built a valuable and trusted identity platform that makes experiences safer and easier, and I look forward to working with Caryn and the entire team to drive the company’s growth.”
"Joining CLEAR at this pivotal moment is an exciting opportunity, and I’m honored to help shape its next chapter," said Jen Hsu. "CLEAR is setting the standard for secure identity across industries, and I look forward to working with Caryn, Michael, and the rest of the team to strengthen its financial strategy, drive innovation, and create lasting value for Members, partners, staff, and shareholders."

“On behalf of the Clear Secure Board, I want to thank Ken Cornick for his contributions to CLEAR as a co-founder and leader since the Company’s formation”, said Jeffery H. Boyd, Lead Independent Director. “We look forward to working with Ken in his advisory role and are fortunate to have Michael Barkin, a valued member of our Board, and Jen Hsu, an impressive finance executive, join the CLEAR management team.”

About CLEAR
CLEAR's mission is to create frictionless experiences. With over 30 million Members and a growing network of partners across the world, CLEAR's identity platform is transforming the way people live, work, and travel. Whether you are traveling, at the stadium, or on your phone, CLEAR connects you to the things that make you, you – making everyday experiences easier, more secure, and friction-free. CLEAR is committed to privacy done right. Members are always in control of their own information, and we never sell Member data. For more information, visit clearme.com.

Forward-Looking Statements
This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any and such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including those described in the Company's filings within the Securities and Exchange Commission, including the sections titled "Risk Factors" in our Annual Report on Form 10- K. The Company disclaims any obligation to update any forward-looking statements contained herein.

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